UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2011

Cole Credit Property Trust III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53960	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously reported in a Current Report on Form 8-K filed on June 28, 2011, Cole REIT III Operating Partnership, LP, a Delaware limited partnership (“CCPT III OP” or the “Borrower”), the operating partnership of Cole Credit Property Trust III, Inc. (“CCPT III”), entered into a senior unsecured credit facility (the “Credit Facility”) on June 27, 2011, providing for up to $700.0 million of borrowings pursuant to a credit agreement (the “Credit Agreement”) with Bank of America, N.A. (“Bank of America”) as administrative agent, swing line lender and letter of credit issuer, JP Morgan Chase Bank, N.A. (“JP Morgan Chase”) as syndication agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC as joint lead arrangers and joint book managers, U.S. Bank National Association, Wells Fargo Bank, N.A. and Regions Bank as co-documentation agents, and other lending institutions that are or may become parties to the Credit Agreement (collectively, with Bank of America and JP Morgan Chase, the “Lenders”). As of June 27, 2011, the Credit Facility included a $200.0 million term loan and allowed CCPT III OP to borrow up to $500.0 million in revolving loans. Subject to meeting certain conditions described in the Credit Agreement and the payment of certain fees customary for these types of facilities, the amount of the Credit Facility may be increased from $700.0 million up to a maximum of $950.0 million (the “Accordion Feature”).

On December 6, 2011, CCPT III OP exercised $157.5 million of the $250.0 million Accordion Feature in the Credit Facility, which increased the allowable borrowings up to $857.5 million that included a $278.75 million term loan and borrowings up to $578.75 million in revolving loans. As of December 6, 2011, the borrowing base under the Credit Facility was approximately $841.6 million based on the underlying collateral pool (the “Borrowing Base”). The Credit Facility terms have not otherwise changed from those previously reported in the Current Report on Form 8-K filed on June 28, 2011.

In addition, on December 6, 2011, CCPT III OP borrowed approximately $78.8 million under the Credit Facility. As of December 6, 2011, CCPT III OP had approximately $685.8 million outstanding under the Credit Facility and, based on the Borrowing Base, approximately $155.8 million available for borrowing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 9, 2011	COLE CREDIT PROPERTY TRUST III, INC.
	By:	/s/Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Vice President of Accounting Principal Accounting Officer